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                                                                EXHIBIT 10.10(f)



                              EMPLOYMENT AGREEMENT



     EMPLOYMENT AGREEMENT made this 28th day of September, 1993, between Hexcel Corporation, a Delaware corporation (the "Company"), and John J. Lee (the "Executive").

     WHEREAS, in recognition of the Executive's experience and abilities the Company desires to induce Executive to become Chairman and Co-Chief Executive Officer to bring leadership and senior level experience to the Company's management team; and

     WHEREAS, Executive has agreed to accept such responsibility on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

     1. POSITION. During the Employment Term (as hereinafter defined), Executive shall service as Co-Chief Executive Officer of the Company with such functions, duties and responsibilities commensurate with such position including those set forth in the bylaws or otherwise determined by the Board of Directors of the Company (the "Board") from time to time. During the Employment Term, the Executive agrees to serve, without additional compensation, as a director of the Company; provided that the Executive is indemnified for serving in such capacity on a basis no less favorable than is currently provided by the Company to any other director of the Company; and further provided that, the Executive shall be credited for service during the Employment Term for purposes of the Directors' Retirement Plan.

     2. TERM OF EMPLOYMENT. Executive's term of employment under this Agreement (the "Employment Term") shall begin as of September 1, 1993 and shall continue for a period of one year, ending on August 31, 1994.

     3.   COMPENSATION AND RELATED MATTERS.

          (a) SALARY. During the Employment Term, the Company shall pay to the Executive an annual base salary of $480,000 or such higher rate as may from time to time be determined by the Board (the "Base Salary"). The Base Salary shall be paid in the form of (a) $200,000 in cash compensation to be paid to the Executive periodically during the Employment Term in conformity with the Company's payroll policies relating to senior executive, and (b) $280,000 in deferred compensation ("Deferred Compensation"), accrued on the books of account of the Company ratably over the Employee Term, and paid out to the Executive in a lump sum on the last day of the Employment Period; provided that, the payment of such Deferred Compensation shall be subject to the following:



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               (i)  In the event of the consummation during the Employment Term of a restructuring of the debt of the Company (the "Restructuring"), as determined by the Executive Compensation Committee of the Board (the "Committee") with the concurrence of the Executive, the Executive shall be granted, in lieu of the Deferred Compensation (which shall, subject to the provisions hereof, be cancelled), a stock option (the "Option") to purchase 70,000 shares of Common Stock, par value $0.01 per share of the Company (the "Shares") under the 1988 Management Stock Program of the Company (or such subsequent stock option plan as may be approved by the Company's shareholders in 1994). The Option shall (A) be granted by the Committee at the market price per Share on the date of grant subsequent to the public disclosure of financing arrangements supporting the Restructuring, (B) become fully exercisable one year from the date of grant or such other date as is established by the Committee in accordance with the terms of the Company's Management Stock Program under which the grant is authorized, and
     (C) remain exercisable for a period of five years from the date of full vesting (the "Exercise Period"); provided that, the Option shall cease to be exercisable if the Executive ceases to remain in an executive capacity during the Employment Term (other than by reason of death, disability or involuntary termination of employment for cause only) or if the Executive, during the period commencing at the expiration of the Employment Term and ending at the end of the Exercise Period, ceases to serve in such capacities or to perform such specific assignments as the Committee and the Executive may mutually agree (other than by reason of death, disability or a material change in the terms of such arrangement proposed by the Committee and accepted by the Executive). It is understood that any such capacities or assignments, if requested, of Executive would require no material disruption of his other business and personal affairs subsequent to the Employment Term and that such activities would be fully compensation for on a basis mutually agreeable to the parties. Notwithstanding the foregoing, in the event that the Option shall be granted under a plan for which shareholder approval is required but not obtained, the Deferred Compensation shall promptly be paid to the Executive in cash.

               (ii) If, during the Employment Term there occurs a merger or sale of the Company, then the Deferred Compensation award and the Option shall be cancelled and in lieu thereof the Executive shall receive a cash bonus (the "Merger Bonus") in an amount equal to 1/2% of the total value of the transaction (including interest bearing debt and equity). If the Deferred Compensation award has been paid to the Executive prior to the date of such merger or sale, the amount of the Merger Bonus shall be reduced (but not below zero) by the amount of the Deferred Compensation previously paid.



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          (b)  BONUS.  If, during the Employment Term, there occurs an equity or equity equivalent investment in the Company (in any form), the Executive shall receive a cash bonus in an amount equal to 1% of such investment (i) upon approval of the transaction by the Board (if required) or (ii) if Board approval is not required, on the date that such investment is made in the Company.

          (c) OTHER BENEFITS. The Executive shall not participate in the Company bonus plan and has waived his right to many of the employee benefits normally available to senior executives of the Company.

     4. NOTICE. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

               John J. Lee
               72 Cummings Point Road
               Stamford, CT 06902

          If to the Company:

               Hexcel Corporation
               5794 W. Las Positas Boulevard
               Pleasanton, CA 94588-8781
               Attn: Corporate Secretary

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     5. MISCELLANEOUS. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provisions hereof. This Agreement constitutes the entire understanding between the parties with respect to the subject matter set forth herein, including all prior and contemporaneous written and verbal agreements. Except as otherwise provided herein, no provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and signed by both parties. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without reference to rules relating to conflicts of law.



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     6.   BINDING AGREEMENT.  This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                   HEXCEL CORPORATION



                                   By: /s/ Robert D. Krumme
                                       ----------------------------------
                                       Name:  Robert D. Krumme
                                       Title: Vice President, General,
                                              Counsel and Secretary

                                   EXECUTIVE


                                       /s/ John J. Lee
                                   -------------------------------------
                                                John J. Lee



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